DIGIRAD CORPORATION S-1A

Exhibit 21.1

Subsidiaries of Registrant

Name:  Digirad Health, Inc.

State of Incorporation:  Delaware

Name:  Digirad Diagnostic Imaging, Inc.

State of Incorporation: Delaware

Name: Digirad Imaging Solutions, Inc.

State of Incorporation:  Delaware

Name: MD Office Solutions

State of Incorporation: California

Name:  Project Rendezvous Holding Corporation

State of Incorporation: Delaware

Name:  Project Rendezvous Acquisition Corporation

State of Incorporation:  Delaware

Name:  DMS Health Technologies, Inc.

State of Incorporation: North Dakota

Name: DMS Imaging, Inc.

State of Incorporation: North Dakota

Name: DMS Health Technologies - Canada, Inc.

State of Incorporation: North Dakota

Name: Star Real Estate Holdings USA, Inc.

State of Incorporation: Delaware

Name: 947 Waterford Road, LLC

State of Incorporation: Delaware

Name: 56 Mechanic Falls Road, LLC

State of Incorporation:   Delaware

Name:  300 Park Street, LLC

State of Incorporation: Delaware

Name: Lone Star Value Management, LLC

State of Incorporation: Connecticut

Name: Star Procurement, LLC

State of Incorporation:  Delaware

Name: ATRM Holdings, Inc.

State of Incorporation: Minnesota

Name: KBS Builders, Inc.

State of Incorporation: Delaware

Name:  EdgeBuilder, Inc.

State of Incorporation: Delaware

Name: Glenbrook Building Supply, Inc.

State of Incorporation: Delaware